      As filed with the Securities and Exchange Commission on June 19, 2002
                           Registration No. 33-88518
 ===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
      --------------------------------------------------------------------
                             ROUGE INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)
      --------------------------------------------------------------------
           Delaware                                       38-3340770
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3001 Miller Road, P.O. Box 1699, Dearborn, MI            48121-1699
  (Address of principal executive offices)               (Zip Code)

                ROUGE STEEL COMPANY OUTSIDE DIRECTOR EQUITY PLAN
          (AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 2001), AS AMENDED
                            (Full title of the plan)

                               Carl L. Valdiserri
                               Rouge Steel Company
                                3001 Miller Road
                                  P.O. Box 1699
                             Dearborn, MI 48121-1699
                                 (313) 317-8900
                     (Name and address of agent for service)
                                 (248) 477-6240
          (Telephone number, including area code, of agent for service)
  ----------------------------------------------------------------------------
                                    Copy to:
                             D. Kerry Crenshaw, Esq.
                                 CLARK HILL PLC
                         500 Woodward Avenue, Suite 3500
                          Detroit, Michigan 48226-3435
                                 (313) 965-8300
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                             Proposed Maximum           Proposed Maximum
Title of Securities    Amount to be          Offering Price             Aggregate Offering        Amount of
to be Registered       Registered (1)        per Share                  Price                     Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Class A                50,000 (2)            N/A (3)                    N/A (3)                   N/A (3)
Common Stock           Shares
$0.01 par value
-------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock (as later defined).
(2) Represents the additional number of shares that have been reserved for issuance upon exercise of non-qualified stock options and stock grants, in each case under the Rouge Steel Company Outside Director Equity Plan.
(3) The Company has filed a Form S-8 (Registration No. 333-75620) registering 500,000 shares of Common Stock under its 2002 Stock Incentive Plan ("2002 Plan"). The Plan and the 2002 Plan were amended so that 50,000 shares were moved from the 2002 Plan to the Plan. An Amendment No. 1 to Form S-8 (Registration No. 333-75620) has been filed to reflect the decrease in shares covered by that Registration Statement. A filing fee of $133.24 was previously paid with the Form S-8 (Registration No. 333-75620) relating to the 2002 Plan and no additional filing fee is due.

                                EXPLANATORY NOTE

     This Amendment No. 2 to Form S-8 relating to the Rouge Steel Company Outside Director Equity Plan, (As Amended and Restated Effective April 1, 2001), as amended (the "Plan"), is being filed to register additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, Rouge Industries, Inc. (the "Registrant" or the "Company") hereby incorporates herein by reference the contents of both Form S-8 registration statement (Registration No. 33-88518) and Form S-Amendment No. 1 to Registration Statement on Form S-8/A (Registration No. 33-88518). At the Annual Meeting of the Stockholders, held on May 15, 2002, the Stockholders approved the amendments to the Plan and the 2002 Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Amendment No. 2 to Form S-8 Registration Statement. Pursuant to Rule 428 promulgated under the Securities Act of 1933 (the "Securities Act"), the Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents previously filed by the Company with the Commission (Commission File No. 0-16176) under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed March 26, 2002, (the "Annual Report").

     (b) The Company's Quarterly Report on Form 10-Q filed May 6, 2002.

     (c) The Company's Proxy Statement on Form DEF 14A filed on April 5, 2002.

     (d) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in the Annual Report.

     (e) The material in the section entitled "Description of Registrant's Securities to be Registered" contained in (i) the Registration Statement on Form 8-A (File No. 1-12852) of Rouge Steel Company (predecessor of the Company) filed under Section 12 of the Exchange Act and (ii) the Company's Registration Statement on Form 8-B filed under Section 12 of the Exchange Act on July 31, 1997.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

     The following exhibits are filed (except where otherwise indicated) as part of this Registration Statement:

     Exhibit No.  Description
     -----------  -----------

        4.1 Amended and Restated Certificate of Incorporation, previously filed as Exhibit 3.1 to Registrant's Form 8-B filed on July 31, 1997, which is incorporated herein by reference.

        4.2 Amended and Restated By-Laws of the Company, previously filed as Exhibit 3.2 to the Form 8-B., filed on July 31, 1997, which is incorporated herein by reference.

        4.3 Rouge Steel Company Outside Director Equity Plan (As Amended and Restated Effective April 1, 2001), previously filed as
                  Exhibit 4.3 to the Registrant's Amendment No. 1 to Registration Statement on Form S-8/A (Registration No. 33-88518), filed on December 20, 2001, which is incorporated herein by reference.

        4.4 First Amendment to Rouge Steel Company Outside Director Equity Plan (As Amended and Restated Effective April 1, 2001).

        5         Opinion of Clark Hill PLC.

        23.1 Consent of Clark Hill PLC (included in Exhibit 5 to this Registration Statement).

        23.2      Consent of Independent Accountants.

        24 Power of Attorney, previously filed with Amendment No. 1 to Registration Statement on Form S-8/A (Registration No. 33-88518), filed on December 20, 2001, which is incorporated herein by reference.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dearborn, State of Michigan on the 18th day of June, 2002.

                             ROUGE INDUSTRIES, INC.

                             By:  /s/ Carl L. Valdiserri
                                  ----------------------
                                  Carl L. Valdiserri, Chief Executive Officer
                                  and Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                       DATE

/s/ Carl L. Valdiserri
----------------------
Carl L. Valdiserri                          CEO & Chairman of the Board                 June 18, 2002

/s/ Gary P. Latendresse*
------------------------                    Vice Chairman, Chief                        June 18, 2002
Gary P. Latendresse                         Financial Officer and Director


----------------------
Dominick C. Fanello                         Director                                    June __, 2002

/s/ John E. Lobbia*
-------------------
John E. Lobbia                              Director                                    June 18, 2002


-------------------
Peter J. Pestillo                           Director                                    June __, 2002


-------------------
Shamel T. Rushwin                           Director                                    June __, 2002

/s/ Clayton P. Shannon*
-----------------------
Clayton P. Shannon                          Director                                    June 18, 2002

* By:   /s/ Carl L. Valdiserri
        ----------------------
        Carl L. Valdiserri
        Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Board as Plan Administrator has duly caused this Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan on the 18th day of June, 2002.

SIGNATURE                    TITLE                                        DATE

/s/ Carl L. Valdiserri       Designee of the Compensation Committee       June 18, 2002
----------------------
Carl L. Valdiserri

                                INDEX TO EXHIBITS

Exhibit Number
--------------

        4.1 Amended and Restated Certificate of Incorporation, previously filed as Exhibit 3.1 to Registrant's Form 8-B filed on July 31, 1997, which is incorporated herein by reference.

        4.2 Amended and Restated By-Laws, previously filed as Exhibit 3.2 to the Form 8-B., filed on July 31, 1997, which is incorporated herein by reference.

        4.3 Rouge Steel Company Outside Director Equity Plan (As Amended and Restated Effective April 1, 2001), previously filed as
                  Exhibit 4.3 to the Registrant's Amendment No. 1 to Registration Statement on Form S-8/A (Registration No. 33-88518), filed on December 20, 2001, which is incorporated herein by reference.

        4.4 First Amendment to Rouge Steel Company Outside Director Equity Plan (As Amended and Restated Effective April 1, 2001).

        5         Opinion of Clark Hill PLC.

        23.1 Consent of Clark Hill PLC (included in Exhibit 5 to this Registration Statement).

        23.2      Consent of Independent Accountants.

        24 Power of Attorney, previously filed with Amendment No. 1 to Registration Statement on Form S-8/A (Registration No. 33-88518), filed on December 20, 2001, which is incorporated herein by reference.